Exhibit 10.12

ASSIGNMENT OF AGREEMENT FOR PURCHASE AND SALE

THIS ASSIGNMENT OF AGREEMENT FOR PURCHASE AND SALE (this “Assignment”) is made and entered into as of the 23rd day of February, 2012, by and between O’DONNELL ACQUISITIONS, LLC, a California limited liability company (“ODA”) and OD FDX LOUISIANA, LLC, a Delaware limited liability company (“ODFL”), with respect to the following:

R E C I T A L S

A.         ODA and Cajun FXF, L.L.C., a Missouri limited liability company (“Seller”) entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated November 21, 2011, as amended by that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated January 12, 2011 [sic] (as amended, the “Purchase Agreement”), pursuant to which, among other things, Seller agreed to convey to Buyer the Property, which real property consists of that certain land and improvements located at land and improvements located at 1840 West Willow, Scott, Louisiana. Capitalized terms which are not expressly defined in this Assignment shall have the meaning given to them in the Purchase Agreement.

B.         ODA intends to convey all of its right title and interest under the Purchase Agreement to ODFL, and ODFL desires to accept such assignment and assume all duties and obligations of ODA thereunder.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.         Assignment. ODA hereby assigns all of its right, title and interest under the Purchase Agreement to ODFL. ODFL accepts such assignment and assumes all obligations and liabilities of ODA as the “Buyer” under the Purchase Agreement. Notwithstanding said assignment and assumption, ODA shall not be released of any obligations or liabilities under the Purchase Agreement.

2.         Indemnity. ODFL hereby agrees to indemnify, defend, and hold harmless ODA from and against any and all liability, cost, or expense which ODA may incur arising out of any default by ODFL in the performance of its obligations under the Purchase Agreement.

3.         Counterparts. This Assignment may be executed in counterparts or by facsimile or emailed signature, and so executed shall constitute one agreement binding on all parties.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.

“ODA”	O’DONNELL ACQUISITIONS, LLC, a California limited liability company

	By:	/s/ Douglas D. O’Donnell
Douglas D. O’Donnell, as Trustee of the DOD Trust dated August 29, 2002, its sole member

“ODFL”	OD FDX LOUISIANA, LLC, a Delaware limited liability company

	By:	O’Donnell Strategic Industrial REIT Operating Partnership, LP, a Delaware limited partnership, its sole Member and Manager

		By:	O’Donnell Strategic Industrial REIT, Inc., a Delaware corporation, its sole General Partner

			By:	/s/ Douglas D. O’Donnell
Douglas D. O’Donnell, its CEO and President